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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements of Cowen Group, Inc.:

  1.
  Registration Statement (Form S-8 No. 333-135795),

  2.
  Registration Statement (Form S-8 No. 333-145728), and

  3.
  Registration Statement (Form S-3 No. 333-147844);

of our reports dated March 3, 2009, included in the Annual Report on Form 10-K of Cowen Group, Inc. for the year ended December 31, 2008, with respect to the consolidated financial statements of Cowen Group, Inc. and the effectiveness of internal control over financial reporting of Cowen Group, Inc.

/s/ Ernst & Young LLP March 3, 2009 New York, New York

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm